Exhibit 99.1

Sino-Global Announces Closing of Approximately $4.8 Million Registered Direct Offering

ROSLYN, N.Y., Dec. 11, 2020 /PRNewswire/ -- Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company” or “SINO”), a non-asset based global shipping and freight logistical integrated solutions provider, announced today the closing of its previously announced registered direct offering and concurrent private placement with certain accredited investors to purchase a total of $4.8 million of its common stock and warrants.

Maxim Group LLC acted as sole placement agent for the offering.

After deducting the placement agent’s commission and other estimated offering expenses payable by Sino-Global, the net proceeds to the Company were approximately $4.2 million. Sino-Global intends to use the net proceeds of the offering for working capital and other general corporate purposes.

The common stock sold in the registered direct offering was sold pursuant to a shelf registration statement on Form S-3 (File No. 333-222098), previously filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2017 and declared effective on February 16, 2018. A prospectus supplement dated December 8, 2020 and the accompanying prospectus relating to and describing the terms of the registered direct offering was filed with the SEC on December 10, 2020. The warrants, sold in the concurrent private placement, together with the underlying common stock, have not been registered under the Securities Act of 1933, as amended. Copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may be obtained at the SEC’s website www.sec.gov or by contacting Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3500.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related services. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency services, shipping and chartering services, inland transportation management services and ship management services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.net. The Company routinely posts important information on its website.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transaction; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and SINO’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SINO’s operations, the demand for the SINO’s products and services, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the other public filings with the SEC by SINO.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. SINO’s SEC filings are available publicly on the SEC’s website at www.sec.gov. SINO disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Michael Huang

Chief Operating Officer

1-718-473-2858

michael@sino-global.com